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                                                                    EXHIBIT 10.7
Technology Parks Pte Ltd
77 Science Park Drive: #04-01/06 CINTECH III: Singapore Science Park:
Singapore 118256
Tel: (65) 774 1033 Fax: (65) 778 4761
VIA MAIL & FAX NO : 773-6742

Our Ref : TP(M)12/203/AW

20 February 1997

Mr. Duke Van Kalken
Managing Director
Saliva Diagnostic Systems (S) Pte Ltd
12 Science Park Drive #02-01
The Mendel
Singapore Science Park
Singapore 118225


Dear Mr Van Kalken


OFFER OF TENANCY FOR #02-01 THE MENDEL

We refer to our letter of offer dated 23 January 1997 and our teleconversation on 17 February 1997 requesting for a renewal lease term of 1 year instead of 3 years.

As discussed, we usually charge a premium of $2.00 psm/mth for short term tenancies. However, as a gesture of goodwill, we will waive the premium for you for your renewal tenancy in view of our good working relationship.

The lease term will thus be amended to 1 June 1997 to 31 May 1998. All other terms as per our letter of offer remain unchanged. We certainly hope that you will continue your tenancy at the Science Park.

We trust that the above meets your requirement and look forward to receiving your acceptance latest by 25 FEBRUARY 1997. If you need further assistance in this matter, please do not hesitate to contact me at Tel: 774-9042.

With warmest regards.

Yours sincerely,

/s/ ALISON WONG

ALISON WONG (MS)
Senior Marketing Executive